                                POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints each of Kathie Kittner, Brad Aaron, Erica Thomas and Kent Alexander,
signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)     prepare, execute in the undersigned's name and on the
        undersigned's behalf, and submit to the U.S. Securities and Exchange
        Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities and Exchange Act of
        1934, as amended (the "Exchange Act"), or any rule or regulation of the
        SEC;

        (2)     execute for and on behalf of the undersigned, all reports to be filed by the undersigned pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder (including Forms 3, 4, and 5 and any successor forms) (the "Section 16 Reports") with respect to the equity securities of Allscripts Healthcare Solutions, Inc. (the
        "Company");

        (3)     do and perform any and all acts for and on behalf of the
        undersigned that may be necessary or desirable to complete and execute any such Section 16 Report, complete and execute any amendment or amendments thereto, and file such report with the United States
        Securities and Exchange Commission and any stock exchange or similar authority; and

        (4)     take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
        attorney-in-fact's discretion.

        The powers granted above may be exercised by each such attorney-in-fact on behalf of the undersigned, individually, and on behalf of the undersigned in any fiduciary or representative capacity in which the undersigned may be acting.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall be effective as of the date set forth below and shall continue in full force and effect until the undersigned is no longer required to file Section 16 Reports with respect to the equity securities of the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of August, 2010.

Signature: /s/ Stephen D. Wilson
           -----------------------
Name:      Stephen D. Wilson